SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            December 13, 1999 (December 12, 1999)
                Date of Report (Date of Earliest Event Reported):


             (Exact Name of Registrant as Specified in its Charter)


                   Delaware                      1-6560
         (State of Other Jurisdiction    (Commission File Number)
                of Incorporation


                                          34-0728587
                       (I.R.S. Employer Identification No.)


                         45025 Aviation Drive, Suite 400
                            Dulles, Virginia 20166-7516
          (Address of Principal Executive Offices, Including Zip Code)


                                 (703) 478-5800
             (Registrant's Telephone Number, Including Area Code)


                                  Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


     On December 1, 1999, we consummated the previously announced disposition of substantially all the assets and certain liabilities of our Dallas Aerospace, Inc. subsidiary to Turbine Airfoil Refurbishment Services, Inc., a subsidiary of United Technologies Corporation, for approximately $57 million in cash.

     Additional information regarding the disposition is set forth in a press release included as an exhibit to this Report on Form 8-K.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

Exhibit No.    Description

2                         Asset Purchase Agreement dated as of October 22,  1999
               among The Fairchild Corporation, Banner Aerospace, Inc., Dallas Aerospace, Inc., and United Technologies Corporation, acting through its Pratt & Whitney Division.

99.1                     Press Release of The Fairchild Corporation, dated
               December 1, 1999 (filed herewith).

99.2                     Unaudited pro forma consolidated statements of earnings
               for the year ended June 30, 1999 and for the three months ended October 3, 1999, and unaudited pro forma consolidated balance sheet as of October 3, 1999, giving effect to the disposition of Dallas Aerospace.




                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 13, 1999


                         THE FAIRCHILD CORPORATION


                         By:  Donald E. Miller
                              Executive Vice President

                                                                       Exhibit 2

                            ASSET PURCHASE AGREEMENT

      THIS  ASSET  PURCHASE  AGREEMENT,  dated  as  of  October  22,  1999  (the
"Agreement"), is among The Fairchild Corporation, a Delaware corporation ("Fairchild"), Banner Aerospace, Inc., a Delaware corporation ("Parent"), Dallas Aerospace, Inc., a Texas corporation ("Seller"), and United Technologies Corporation, a Delaware corporation, acting through its Pratt & Whitney Division ("Purchaser").

     WHEREAS, Parent is a wholly-owned subsidiary of Fairchild.

      WHEREAS, Seller is a wholly-owned subsidiary of Parent principally engaged in the business of buying, selling and leasing aircraft engines, buying, selling and brokering new and used aircraft engine parts and related aircraft parts, providing aircraft engine repair management services and contracting as engine overhaul providers, all with respect to Large Aircraft Engines (as defined herein) (the "Business").

      WHEREAS, Seller wishes to sell and transfer to Purchaser (or an Affiliate of Purchaser), and Purchaser (or an Affiliate of Purchaser) wishes to acquire from Seller, all of the assets of Seller, except for certain excluded assets, and assume certain specified liabilities, as further described in this Agreement, all upon the terms and subject to the conditions of this Agreement.

       WHEREAS, the parties to this Agreement desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement and also to prescribe certain conditions thereto.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                              CERTAIN DEFINED TERMS

      1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Accounts Receivable" shall mean all accounts, notes and other receivables of Seller on the Closing Date other than receivables listed on Schedule 2.1(b)(1).

     "Acquired Assets" shall have the meaning set forth in Section 2.1(a).

      "Acquired Contracts" shall mean all rights under Contracts to which Seller is a party or by which Seller is bound other than the Contracts listed on
Schedule 2.1(b)(2).

      "Acquired Intellectual Property" shall mean all Intellectual Property that is owned, used or held for use by Seller in connection with the Business, including the name "Dallas Aerospace" but excluding the Banner-Dallas Logo.

     "Acquisition Proposal" shall have the meaning set forth in Section 5.14.

      "Administrative Services Agreement" shall have the meaning  set  forth  in
Section 5.16.

      "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such first Person. For purposes of the definition of "Affiliate," the term "control" and other like terms mean, with respect to any Person, ownership or control, directly or indirectly, of more than fifty percent (50%) of the issued and outstanding capital stock or other equity interest having ordinary voting power to elect a majority of the board of directors or other governing body of such Person, irrespective of whether other securities or equity interests of such person shall or might have such voting power upon the occurrence of any contingency.

      "Agreed Accounting Principles" shall mean GAAP consistently applied, with those modifications and adjustments set forth on Schedule 1.1(a).

     "Allocation Statement" shall have the meaning set forth in Section 2.4(a).

     "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement applicable to the Business, or to Seller or any of its properties, assets, officers, directors, employees or agents, as the case may be.

     "Assumed Liabilities" shall have the meaning set forth in Section 2.2(a).

      "Bank Leases" shall mean those Contracts described in Schedule 4.1 (cc) hereto pursuant to which Seller leases, as lessee, the engines described in
Schedule 4.1 (i).

      "Banner-Dallas Logo" shall mean the logo used by Parent and all of its subsidiaries, including Seller, in connection with their respective businesses.

      "Benefit Plan" shall mean any Pension Plan, Welfare Plan or other plan, program, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation (other than normal payroll practices), deferred compensation, severance, fringe benefits or other employee benefits maintained or contributed to, or required to be maintained or contributed to, by Parent, Seller or any Commonly Controlled Entity for the benefit of any present or former directors, officers or employees of Seller.

      "Books and Records" shall mean all books of accounts, general, financial, accounting and personnel records, files, invoices, present and former customers and suppliers lists and other data, whether in hard copy or computer format relating to the Business or to the Acquired Assets, and any information relating to Taxes of the Business, including copies of any Tax Returns filed by Seller.

     "Business" shall have the meaning set forth in the recitals hereto.

      "Business Day" shall mean any day other than any Saturday, Sunday or other day on which commercial banks in New York, New York, or Dallas, Texas, are required or authorized by law or regulation to close.

      "Capital Lease" shall mean a lease of (or other arrangements conveying the right to use) real or personal property of Seller which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of Seller in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof in accordance with GAAP, and the stated maturity thereof shall be the earlier of (1) the date of the last payment of rent or any other amount due under such lease, and (2) the first date upon which such lease may be terminated by the lessee without payment of a penalty; provided, however, that notwithstanding the foregoing, this definition shall exclude the Operating Leases listed on Schedule 1.1(c) hereto.

      "Capital Lease Obligation" shall mean any obligation of Seller to pay rent or other amounts under a Capital Lease.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq.

     "Closing" shall have the meaning set forth in Section 3.1.

     "Closing Date" shall have the meaning set forth in Section 3.1.

      "Closing Date Balance Sheet" shall mean, collectively, the Proposed Final Closing Date Balance Sheet and the Final Closing Date Balance Sheet.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commonly Controlled Entity" shall mean any Person that, together with Parent or Seller, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Competitive Business" shall have the meaning set forth in Section 5.4(a).

      "Contracts" shall mean all contracts, leases, indentures, agreements, commitments and all other legally binding arrangements, in each case whether oral or written.

     "Conveyance Documents" shall mean any assignment and assumption agreements, warranty deeds, bills of sale, endorsements and other instruments of conveyance, transfer, assignment and further assurances.

     "Customer Leases" shall mean those Contracts described in Schedule 4.1 (ee) hereto pursuant to which Seller leases, as lessor, those engines described in
Schedule 4.1 (i) to the parties identified in such Schedule.

     "Designated Auditor" shall have the meaning set forth in Section 2.3(b).

      "Doubtful Accounts" shall mean the accounts receivable listed on Schedule 1.1(e).

     "Employees'' shall have the meaning set forth in Section 6.1.

     "Employment Contracts" shall mean all agreements between Seller and any Person including, without limitation, any agreement with an employee, consultant, or other independent contractor relating to the terms and conditions of the Person's employment with Seller, including the termination thereof, or any change in control with respect to Seller.

     "Employment Restriction Period" shall have the meaning set forth in Section 5.4(b).

      "Environmental Condition" shall mean the presence, whether disclosed or undisclosed at the time of the Closing, and existing as of the Closing Date, in surface water, groundwater, drinking water supplies, land surface, subsurface strata, above-ground or underground tanks or containers or ambient air of any chemical substance or contaminating substance arising out of or related to the operations or other activities of the Seller or any predecessor to the Seller in title, interest or possession of property or line of business.

      "Environmental Laws" shall mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the
Occupational Safety and Health Act, 29 U.S.C. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq., the Safe Drinking Water Act, 42 U.S.C. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., and any similar or implementing state or local law, and any applicable non-U.S. laws and regulations of similar import, and any amendments or modifications to such laws or regulations as may hereafter be promulgated.

      "Environmental Liabilities" shall have the meaning set forth in Section 8.1(c).

      "Environmental Permits" shall mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the Business.

      "Equipment" shall mean all personal property and interests therein, including equipment, machinery, furniture, office equipment, communications equipment, vehicles, spare and replacement parts, fuel, accessories, tools and other tangible property.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Assets'' shall have the meaning set forth in Section 2.1(b).

      "Final  Closing Date Balance Sheet" shall have the meaning  set  forth  in
Section 2.3(b).

     "Final Closing Date Net Asset Value" shall mean the book value of all tangible assets reflected on the Final Closing Date Balance Sheet, less $575,000 and less the amount of all liabilities reflected on the Final Closing Date Balance Sheet; provided, however, that the calculation for the Final Closing Date Net Asset Value shall exclude (i) any Excluded Assets reflected on the Final Closing Date Balance Sheet and (ii) any Retained Liabilities reflected on the Final Closing Date Balance Sheet.

      "Financial Statements" shall have the meaning set forth in Section 4.1(c)(1).

     "GAAP" shall mean United States generally accepted accounting principles as in effect on the date of this Agreement.

      "Governmental Entity" shall mean any court, administrative or regulatory agency or commission, crown corporation or other governmental authority or instrumentality, domestic, foreign or supranational.

      "Hazardous Substances" shall mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. 172.101 and materials defined as hazardous pursuant to Section 101(14) of CERCLA.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indebtedness" shall mean all (1) secured and unsecured debt for borrowed money, (2) obligations evidenced by notes, bonds, debentures or other similar instruments, (3) reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities, (4) obligations incurred as the deferred purchase price of property, (5) Capital Lease Obligations,
(6) Operating Lease Liabilities, and (7) guaranties, assurances or other similar obligations (whether direct or indirect, contingent or otherwise) with respect to another Person's debts or obligations.

      "Indemnified Loss" shall mean any Loss that is subject to indemnification under Article VIII.

      "Indemnified Party" shall mean any Purchaser Indemnified Party or Seller Indemnified Party entitled to indemnification under Article VIII.

      "Indemnifying Party" shall mean any party to this Agreement that is obligated to provide indemnification under Article VIII.

     "Intellectual Property" shall mean all domestic and foreign letters patent, patents, patent applications, docketed patent disclosures, patent licenses, other patent rights, trademarks, trademark registrations, trademark applications, trademark licenses, other trademark rights, service marks, service mark registrations, service mark applications, service mark licenses, other service mark rights, company names, trade names, trade name licenses, trade dress, brand names, brand marks, logos, slogans, ideas, processes, copyrights, copyright registrations, copyright applications, Know-How, Know-How licenses, computer software owned, computer software licenses, computer data, licenses and sublicenses granted and obtained with respect thereto, and any divisions, extensions, renewals, reissues, continuations, or continuations in part, and rights thereunder, remedies against infringement thereof, and rights to protection of interests therein under the laws of all jurisdictions with respect to any of the foregoing.

      "Inventory" shall mean any whole or disassembled engines, supplies, parts and other inventories.

      "Key  Employee  Restriction Period" shall have the meaning  set  forth  in
Section 5.4(b).

      "Knowledge" or "knowledge" or "known" shall mean, with respect to the Seller or Seller Parties, the knowledge of any of the officers, directors or employees of such party who are listed on Schedule 1.1(b).

      "Know-How" shall mean trade secrets, know-how (including product know-how and use and application know-how), formulas, processes, product designs, inventions, specifications, quality control procedures, manufacturing, cost and pricing data, parts trading information, engineering and other drawings, technology, technical information, safety information, lab journals, engineering data and design and engineering specifications, research records, market surveys and promotional literature, customer and supplier lists and similar data, including all depictions, descriptions, drawings and plans thereof.

     "Legal Proceeding" shall have the meaning set forth in Section 4.1(t).

     "Liability" shall mean any liability (whether known or unknown, asserted or
unasserted,  absolute  or  contingent,  accrued  or  unaccrued,  liquidated   or
unliquidated, and due or to become due), including any liability for Taxes.

      "Lien" shall mean any lien, mortgage, claim, charge, security interest, easement, right-of-way, limitation, restriction, pledge or other encumbrance of any kind or nature whatsoever.

      "Loss" shall mean any liability, debt, obligation, cost, demand, claim, charge, cause of action, suit, proceeding, assessment, interest, expense, deficiency, fee, damage, penalty, fine, Tax, or loss, whether absolute, contingent, accrued or otherwise, including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements.

      "Operating Leases" shall mean the leases of property, plant or equipment, including aircraft engines, set forth in Schedule 1.1(c).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

      "Pension Plan" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA.

      "Permits" shall mean all permits, licenses, franchises, approvals and authorizations from any Governmental Entity that are owned or held by Seller that relate to the operation of the Business, including those items listed on
Schedule 4.1(h).

      "Permitted Liens" shall mean any (1) Liens for Taxes not yet due or being contested in good faith, and for which adequate accruals or reserves have been established on the Valuation Date Balance Sheet, the Proposed Final Closing Date Balance Sheet or the Final Closing Date Balance Sheet, as of their respective dates, (2) mechanics', workmen's, materialmen's, landlords', carriers' or other like Liens, in each case arising in the ordinary course of business, which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and which are indemnified by Seller, (3) Liens which have arisen in the ordinary course of the Business and have not been incurred in connection with the borrowing of money, and (4) Liens described on Schedule 4.1(d) (other than the Credit Agreement
Lien), (as defined in Schedule 4.1(d)).

      "Person" shall mean any individual, corporation, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

      "Prepaid Expenses" shall mean any prepaid insurance, interest, leases, rents, taxes, advertising, operating supplies, deposits or other expenses, and any claims for refunds (excluding claims for refunds with respect to any Taxes).

      "Proposed Final Closing Date Balance Sheet" shall have the meaning set forth in Section 2.3(b).

     "Protected Parties" shall have the meaning set forth in Section 5.4(b).

     "Purchase Price" shall have the meaning set forth in Section 2.3(a).

      "Purchase Price Adjustment" shall have the meaning set forth in Section 2.3(c).

     "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

     "Purchaser Basket" shall have the meaning set forth in Section 8.2(b).

      "Purchaser Breach of Representation" shall have the meaning set  forth  in
Section 8.2(a).

     "Purchaser Cap" shall have the meaning set forth in Section 8.2(b).

      "Purchaser Indemnified Losses" shall have the meaning set forth in Section 8.1(a).

     "Purchaser Indemnified Parties" shall have the meaning set forth in Section 8.1(a).

     "Purchaser Material Adverse Effect" shall mean a materially adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

     "Real Property" shall mean all real property and interests in real property owned, leased, used or held for use.

      "Release" shall mean any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment, including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure.

     "Required Consents" shall have the meaning set forth in Section 5.5.

     "Restricted Parties" shall have the meaning set forth in Section 5.4(a).

     "Restriction Period" shall have the meaning set forth in Section 5.4(a).

     "Retained Accounts Receivable" shall mean the accounts receivable listed on
Schedule 2.1(b)(1).

     "Retained Liabilities" shall have the meaning set forth in Section 2.2.

     "Review Period" shall have the meaning set forth in Section 2.3(b).

      "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

     "Seller Basket" shall have the meaning set forth in Section 8.1(b).

      "Seller  Breach  of Representation" shall have the meaning  set  forth  in
Section 8.1(a)(1).

     "Seller Cap" shall have the meaning set forth in Section 8.1(b).

     "Seller Documents" shall have the meaning set forth in Section 4.1(b).

      "Seller Indemnified Losses" shall have the meaning set forth in Section 8.2(a).

      "Seller Indemnified Parties" shall have the meaning set forth in Section 8.2(a).

      "Seller Material Adverse Effect" shall mean a material adverse effect on the business, assets, results of operations or financial condition of the Business, including the value of the Acquired Assets, the amount of the Assumed Liabilities or the ability of Seller to perform its obligations under this Agreement except for any such changes resulting solely from changes in general economic, regulatory or political conditions or changes that affect the industry in general.

     "Seller Parties" shall mean, collectively, Fairchild, Parent and Seller.

      "Tax" or "Taxes" shall mean all federal, state, local, foreign or other governmental taxes, assessments, duties, fees, levies or similar charges of any kind, including all environmental, excise, property, education, occupation, use, intangibles, sales, value-added, payroll, employment and other withholding taxes, including all interest, penalties and additions imposed with respect to such amounts or for failure to timely file a Tax Return.

      "Tax Liabilities" shall mean all liabilities or obligations of Seller (including under any agreement relating to Taxes) for (1) Taxes for taxable periods ending on or before the Closing Date, and (2) Taxes for the portion, ending on the Closing Date, of any taxable period that includes but does not end on the Closing Date, including any Taxes relating to the transactions contemplated by this Agreement. For purposes of calculating the amount of Taxes described in clause (2) of the preceding sentence, the Tax Liabilities attributable to any such portion shall be, in the case of any Tax, the amount of any such Tax accruing, or with respect to the activities of Seller occurring, on or before the Closing Date. Tax Liabilities shall include all liabilities or obligations for Taxes of Seller (including under any agreement relating to Taxes) resulting directly or indirectly from the transactions contemplated by this Agreement, including all Taxes arising from the settlement of intercompany accounts pursuant to Section 5.13 or the recognition of any deferred intercompany gain, provided, however, that Tax Liabilities shall not include Transfer Taxes.

     "Tax Return" shall mean any return (including information returns), report, declaration or statement relating to Taxes, including any schedule or attachment thereto or amendment thereof.

     "Third Party Claim" shall have the meaning set forth in Section 8.4(a).

      "Third Party Rights" shall mean any rights, claims, credits, causes of action, rights of set-off, or unliquidated rights under any manufacturers' and vendors' warranties that Seller has or may have against any Person not a party to this Agreement.

      "Transfer Taxes'' shall mean all transfer, stock transfer, documentary, stamp, sales, use, registration and other similar Taxes (including all applicable real estate transfer Taxes and notary fees) and related amounts (including any penalties, interest and additions to Tax) incurred in connection with the transfer of the Acquired Assets from Seller to Purchaser pursuant hereto.

     "Valuation Date" shall mean March 31, 1999.

     "Valuation Date Balance Sheet" shall mean the balance sheet of the Business as of the Valuation Date, which is attached hereto as Schedule 4.1(c), prepared in accordance with GAAP, consistently applied, except as set forth on Schedule 4.1(c)(1).

      "Welfare Plan" shall mean any employee welfare benefit plan within the meaning of Section 3(1) of ERISA.

     "Year 2000 Compliant" means with respect to any Person, that all software and hardware of such Person and its Affiliates used in connection with their business (a) uses date data century recognition and, as appropriate, same century and multi-century formulas and date values in each instance for all calculations for which a date is used, (b) will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represent or reference different centuries or more than one century, and (c) otherwise conforms with the current industry standards in order that such software will fully perform without any errors or other problems due to the year being greater than 1999 (including, without limitation, errors or other problems due to the year 2000 having three zeros in it or the year 2000 being a leap year).

      Section 1.2. Other Terms. Other initially capitalized terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

     Section 1.3. Other Definitional Provisions. The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to Sections, Schedules or Exhibits shall be to Sections, Schedules or Exhibits of this Agreement, unless otherwise indicated. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders where the context so requires. Any accounting terms not defined in this Agreement shall have their meanings under GAAP. The terms "dollars", "Dollars" and "$" shall mean United States dollars.

                                   ARTICLE II
                  SALE OF ASSETS AND ASSUMPTION OF LIABILITIES

     Section 2.1.   Sale and Purchase of Acquired Assets.

     (a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, Parent agrees to cause Seller, and Seller agrees, to sell, assign, transfer, convey and deliver to Purchaser, free and clear of any and all Liens, other than Permitted Liens, and Purchaser agrees to purchase and accept from Seller, the Acquired Assets and all right, title and interest of Seller therein. The term "Acquired Assets" means all of the assets, business, property, buildings, machines, equipment, tools, appliances, furniture, fixtures, contracts, claims and other rights of Seller as of the Closing Date of whatever kind and nature, tangible or intangible, real or personal, existing or hereafter acquired, and wherever located, other than the Excluded Assets (as defined in Section 2.1(b) below). The Acquired Assets include, without limitation, the following:

     (1)  all Accounts Receivable;

     (2)  all Acquired Contracts;

     (3)  all Acquired Intellectual Property;

     (4)  all Books and Records;

     (5)  all Equipment;

     (6)  all Inventory;

     (7)  all Permits;

     (8) Prepaid Expenses relating to the Business as conducted in the ordinary course of business;

     (9)  all Real Property;

     (10) all Operating Leases;

     (11) all Third-Party Rights relating solely to the Acquired Assets; and

     (12) all goodwill associated with the Business or the Acquired Assets, together with the right to represent to third parties that Purchaser is the acquirer of the Business, except as set forth on Schedule 2.1(a)(12).

      (b) Notwithstanding anything in Section 2.1(a) to the contrary, from and after the Closing, Seller shall retain all of its right, title and interest in and to, and there shall be excluded from the sale, assignment, transfer, conveyance and delivery to Purchaser, the following assets, business, property, buildings, machines, equipment, tools, appliances, furniture, fixtures, contracts, claims and other rights of Seller (collectively, the "Excluded Assets"):

     (1)  the   Retained  Accounts  Receivable  that  are  listed  on   Schedule
          2.1(b)(1);

     (2)  all rights under Contracts that are listed on Schedule 2.1(b)(2);

               (3)   all  Intellectual  Property  that  is  listed  on  Schedule
          2.1(b)(3);

     (4) all corporate records, permits, licenses, franchises, approvals and authorizations from any Governmental Entity that are listed on
          Schedule 2.1(b)(4);

     (5) all Prepaid Expenses relating to the Excluded Assets and other Prepaid Expenses that are listed on Schedule 2.1(b)(5).

     (6)  all Third-Party Rights that relate solely to Excluded Assets;

     (7)  all cash and cash equivalents held by Seller;

     (8) all Pension Plans and all amounts held in respect of Pension Plan obligations;

     (9) all rights of Seller under this Agreement or any Conveyance Documents delivered in connection with this Agreement;

     (10) any employment, consulting or similar agreement, and any Contracts with foreign sales agents, except as set forth on Schedule 2.1(b)(10);

     (11) all capital stock or other equity interests in any Person (including, but not limited to the capital stock of PB Herndon Aerospace, Inc.);

     (12) all rights, claims, demands and judgments relating solely to the Excluded Assets or the Retained Liabilities; and

     (13) the JT8D-219 Engine purchased by CIS Air Corporation, Engine Serial Number 718418.


     Section 2.2.   Transfer and Assumption of Assumed Liabilities.

     (a) On and subject to the terms and conditions of this Agreement, Purchaser agrees to assume and become responsible for all of the following (collectively, the "Assumed Liabilities"):

     (1) obligations and liabilities arising after the Closing Date under the Acquired Contracts in respect of the period following the Closing Date; provided, however, that notwithstanding anything to the contrary contained in this Agreement or any document delivered in connection herewith, Purchaser's obligations in respect of the Assumed Liabilities will not extend beyond the extent to which the Seller was obligated in respect thereof and will be subject to Purchaser's right to contest in good faith the nature and extent of any Liability; and

     (2) all trade accounts payable relating to the Business that arise in the ordinary course of business of Seller and are reflected in the Final Closing Date Balance Sheet.

     (b) Notwithstanding anything to the contrary contained in this Agreement or any document delivered in connection herewith, Purchaser will not assume or have responsibility for any obligation or liability of Seller not included within the definition of Assumed Liabilities. Without limiting the generality of the foregoing, Purchaser shall not assume and shall have no liability or obligation with respect to the following:

     (1) obligations and liabilities which arise from, are based upon or relate to any event, action or failure to act occurring prior to the Closing, including, without limitation, any breach or default by Seller under any Acquired Contract, any tort committed by Seller, or any violations of Applicable Law, including any Environmental Laws;

     (2) any claims for injury to person or property attributable to any services rendered by Seller prior to the Closing, regardless of whether such claims are asserted prior to or after the Closing;

     (3) any claims by any employee or former employee of Seller arising out of the employment or termination of employment of the employee or former employee on or prior to the Closing Date or as a result of the transactions contemplated by this Agreement, including, without limitation, under any Benefit Plan;

     (4) any third party claims with respect to occurrences or events that occurred on or prior to the Closing Date and relate to Seller, its employees or the Acquired Assets, including, without limitation, any pending litigation;

     (5) any liabilities and obligations based in any way on agreements, arrangements or understandings made by or on behalf of Seller or the Seller Parties, for any brokerage fees, finder's fees, commissions or like payments in respect of the transactions contemplated by this Agreement;

     (6) any costs incurred by Purchaser in connection with any claims or disputes arising from the requirements of any applicable bulk sales laws;

     (7) any liabilities of the Seller for federal, state, local or foreign income, transfer, sales, use or other Taxes, including, without limitation, Taxes arising in connection with the consummation of the transactions contemplated hereby (including any Taxes arising because the Seller is transferring the Acquired Assets), subject to Section 5.7(b);

     (8) any liability of Seller for any unpaid Taxes of any Person (other than Seller), as a transferee or successor, by contract or otherwise;

     (9)  any liability to any Affiliate of Seller;

     (10) any liability or obligation of Seller under this Agreement (or any agreement between Seller and Purchaser entered into on or after the date of this Agreement);

     (11) any liability or obligation of Seller relating to any business previously owned by Seller; or

     (12) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

For convenience of reference, the liabilities and obligations of the Seller not being assumed by Purchaser as aforesaid are hereinafter collectively referred to as the "Retained Liabilities".

     Section 2.3.   Purchase Price.

     (a) On the Closing Date, in consideration of the sale, assignment, transfer, conveyance and delivery of the Acquired Assets by Seller to Purchaser, Purchaser shall pay to Seller in immediately available funds an amount (the "Purchase Price") equal to $57,000,000. The Purchase Price shall be subject to adjustment in accordance with Section 2.3(b) below.

      (b) Within 120 days after the Closing Date, Purchaser will prepare and deliver to Seller a proposed final balance sheet of the Business and setting forth the Acquired Assets and the Assumed Liabilities as of 12:01 a.m. on the Closing Date containing the information specified on, and in the format of
Schedule 2.3(b) hereto and prepared in accordance with the Agreed Accounting Principles (the "Proposed Final Closing Date Balance Sheet"). Seller shall have the right to have its representatives observe the physical inventory expected to be performed by Purchaser in connection with the preparation of the Proposed Final Closing Date Balance Sheet. Seller and its representatives shall have 60 days (the "Review Period") to review the Proposed Final Closing Date Balance Sheet and all supporting papers and documentation and to suggest changes, if any, therein. If 30 days after the end of the Review Period, Seller and Purchaser are able to agree on the manner in which all items on the Proposed Final Closing Date Balance Sheet should be treated, then the Proposed Final Closing Date Balance Sheet with such modifications as have been mutually agreed to by Seller and Purchaser, shall be binding on both parties and shall be referred to as the "Final Closing Date Balance Sheet." If 30 days after the end of the Review Period, Seller and Purchaser are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Closing Date Balance Sheet in accordance with the Agreed Accounting Principles, then all items remaining in dispute shall be submitted to Ernst & Young, LLP (the "Designated Auditor"). Seller and Purchaser acknowledge and agree that the Designated Auditor in the case of a dispute concerning the preparation of the
Final  Closing  Date Balance Sheet shall only resolve any such  dispute  on  the basis of the Agreed Accounting Principles. Each party agrees to execute, if requested by the Designated Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Designated Auditor shall be borne equally by Seller and Purchaser. The Designated Auditor shall act as an arbitrator to determine only those issues still in dispute. The Designated Auditor's determination shall be made within 30 days of the submission to the Designated Auditor of any disputed item and shall be set forth in a written statement delivered to Seller and Purchaser and shall be final, binding and conclusive.

      (c) The Purchase Price shall be subject to adjustment based on the Final Closing Date Net Asset Value. Within five (5) Business Days after the Final
Closing Date Balance Sheet has been determined: (1) if the Final Closing Date Net Asset Value is less than the Purchase Price, Seller shall pay to Purchaser by wire transfer of immediately available funds to an account designated by Purchaser an amount of cash equal to such difference, expressed as a positive number or (2) if the Final Closing Date Net Asset Value is greater than the Purchase Price, Purchaser shall pay to Seller by wire transfer of immediately available funds to an account designated by Seller an amount of cash equal to such difference, provided that in no event shall the Purchase Price, as adjusted pursuant to this paragraph, exceed $62,500,000. Any payment pursuant to clause
(1) or (2) of this Section 2.3(c) shall be deemed an adjustment to the Purchase Price and is referred to herein as the "Purchase Price Adjustment." In addition, any payment by Seller or Purchaser pursuant to this paragraph shall include simple interest thereon from the Closing Date through the payment date calculated at the annual rate of ten and three-quarters percent (10.75%).

     Section 2.4.   Allocation of Purchase Price.

     (a) On or before the earlier of (i) 30 days after the determination of the Final Closing Date Balance Sheet and (ii) June 15, 2000, Purchaser will prepare and Seller shall approve, which approval will not be unreasonably withheld, an allocation statement allocating the consideration hereunder to the identifiable Acquired Assets (including the allocation to the covenant not to compete described in Section 5.4) for all purposes, including financial reporting and Tax purposes, pursuant to Section 1060 of the Code and any other applicable Tax laws (the "Allocation Statement").

     (b) Parent, Seller and Purchaser shall file and cause to be filed all Tax Returns, and execute such other documents as may be required by any taxing authority, in a manner consistent with the Allocation Statement. Purchaser shall prepare the required Internal Revenue Service forms pursuant to Sections 1060 of the Code (and the Treasury Regulations thereunder) relating to the transactions contemplated by this Agreement based on the Allocation Statement, and shall deliver such forms to Parent and Seller. Parent, Seller and Purchaser shall file, or cause the filing of, such forms with each relevant taxing authority.

     Section 2.5. Mail, Packages and Other Communications. From and after the Closing Date:

      (a) Purchaser shall have the right to receive and open all mail, packages and other communications addressed to Seller that appear to relate to the
Business, the Acquired Assets or the Assumed Liabilities, and to retain all mail, packages and other communications that relate to the Business, the
Acquired  Assets  or  the  Assumed Liabilities.   Purchaser  agrees  to  deliver
promptly to Seller all mail, packages and other communications that are addressed to Seller and received by Purchaser, but do not relate to the Business, the Acquired Assets or the Assumed Liabilities.

      (b) Seller agrees promptly to deliver to Purchaser any mail, packages or other communications received directly or indirectly by Seller that relate to the Business, the Acquired Assets or the Assumed Liabilities.

                                   ARTICLE III
                                   THE CLOSING

      Section 3.1. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019-5389, at 10:00 a.m. (local time), on the fifth business day following the satisfaction or waiver of all of the conditions to the Closing set forth in Article VII, or at such other time, date and place as the parties hereto may mutually agree upon. The Closing shall be deemed effective as of the opening of business in Dallas, Texas on the date of the Closing at 12:01 a.m., or such other time and date as the parties hereto may mutually agree upon (the "Closing Date").

     Section 3.2.   Transactions To Be Effected at the Closing.  At the Closing:

     (a) Parent shall cause Seller to, and Seller shall, execute and deliver to Purchaser all Conveyance Documents as Purchaser may reasonably require, in form and substance reasonably satisfactory to Purchaser, in order to vest in and confirm to Purchaser good and marketable title in and to the Acquired Assets.

      (b) Purchaser shall deliver to Seller the Purchase Price and any duly executed Conveyance Documents requiring execution and delivery by Purchaser.

      (c) Parent and Seller shall execute and deliver to Purchaser, and Purchaser shall execute and deliver to Parent and Seller, all such other documents as any party or its counsel may reasonably request at least two business days prior to the Closing Date to demonstrate satisfaction or waiver of the conditions and compliance with the agreements set forth herein.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      Section 4.1.   Representations and Warranties of the Seller Parties.   The
Seller Parties, jointly and severally, represent and warrant to Purchaser as follows:

     (a) Organization, Standing and Power. The Seller Parties are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are incorporated. Seller has the requisite corporate power and authority to own or lease the Acquired Assets and to carry on the Business as presently being conducted. The Seller is duly licensed or qualified to do business in each jurisdiction in which the nature of the Business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have a Seller Material Adverse Effect.

      (b) Authority. The Seller Parties have all corporate power and authority to execute and deliver this Agreement and the other agreements, instruments and certificates to be executed and delivered pursuant hereto to the extent a party thereto and to consummate the transactions contemplated hereby and thereby (all such other agreements, instruments and certificates being hereafter collectively referred to as the "Seller Documents"). The execution, delivery and performance of this Agreement and each of the Seller Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Seller Parties. This Agreement has been, and on or prior to the Closing each of the Seller Documents will be, duly and validly executed and delivered by each of the Seller Parties party to such Seller Documents, and this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, assuming the due authorization, execution and delivery thereof by the Purchaser the valid and legally binding obligation of each of the Seller Parties party thereto, enforceable against each of the Seller Parties party thereto in accordance with its terms and conditions, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, or
(ii) is subject to general principles of equity.

     (c)  Financial Statements.

     (1) Attached hereto as Schedule 4.1(c) are the unaudited balance sheets and statements of income of the Seller as of and for the fiscal years ended March 31, 1998 and March 31, 1999 (the "Financial Statements"). Except as set forth on Schedule 4.1(c)(1), the Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, and present fairly the financial position of the Seller as of such dates and the results of operations of the Seller for such periods.

     (2) All Liabilities reflected on the Valuation Date Balance Sheet are related to the Business and arose only out of, or were incurred only in connection with, the conduct of the Business. All Liabilities reflected on the Closing Date Balance Sheets will be related to the Business and will arise only out of, or will be incurred only in connection with, the conduct of the Business and will include only liabilities that constitute Assumed Liabilities.

      (d) Acquired Assets. Except as set forth in Schedule 4.1(d) (other than the Credit Agreement Lien) and except for any Permitted Liens, Seller has, and will deliver to Purchaser at the Closing, good and marketable title in and to the Acquired Assets, free and clear of all Liens. The Acquired Assets include all properties and assets used in the Business and all assets shown on the Valuation Date Balance Sheet, except for properties disposed of in the ordinary course of business and the Excluded Assets, and the Acquired Assets are sufficient to permit Purchaser to carry out the Business in substantially the same manner as conducted by Seller prior to the Closing.

       (e)    Real   Property.   Seller  does  not  own   any   Real   Property.
Schedule 4.1(e) contains a list of all Real Property leased or subleased by Seller in connection with the Business. True and correct copies of all such leases have been provided to Purchaser prior to the date hereof. With respect to each lease and sublease listed in Schedule 4.1(e):

     (1) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

     (2) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby provided that any consents required thereunder are received and except for the guarantees listed as items 4 and 5 on Schedule 4.1(e)(2);

     (3) the Seller is not, and to Seller's knowledge no other party to the lease or sublease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

     (4) the Seller is not, and to the Seller's knowledge no other party to the lease or sublease has repudiated any provision thereof;

     (5) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

     (6) to the Seller's knowledge with respect to each sublease, the representations and warranties set forth in subsections (1) through
          (5) above are true and correct with respect to the underlying lease;

     (7) Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

     (8) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

     (9) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

     (10) except for leasehold improvements having a book value of approximately $61,000 as of September 30, 1999, none of the Acquired Assets constitute fixtures and may be removed by the Seller without the approval of, or any payment to, the owner of the leased facility; and

     (11) to Seller's knowledge the owner of the facility leased or subleased has: good and marketable title to the parcel of real property, free and clear of any security interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

      (f) Insurance Coverage. Schedule 4.1(f) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, errors and omissions, aircraft and hull, workers' compensation coverage and bond and surety arrangements) relating to the Acquired Assets, the Business or Seller's employees to which the Seller has been and Parent has, since April 1, 1999 been, a party, a named insured, or otherwise the beneficiary of coverage:

     (1)  the name, address, and telephone number of the agent;

     (2) the name of the insurer, the name of the policyholder, and the name of each covered insured;

     (3)  the policy number and the period of coverage;

     (4) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

     (5) a description of any retroactive premium adjustments or other loss-sharing arrangements.

         With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither any of the Seller Parties nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. The Seller has been covered during the last five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 4.1(f) describes any self-insurance arrangements affecting the Seller.

     (g) Contracts. Schedule 4.1(g) lists the following contracts and other agreements to which Seller is a party as of the date hereof:

     (1) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

     (2) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, machinery, products, goods or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Seller, or involve consideration in excess of $25,000, except for purchase orders for Inventory in the ordinary course of business not involving consideration in excess of $250,000;

     (3) any agreement with any manufacturer, supplier or customer, not covered in subsections (1) or (2) above, providing for a discount or allowance in excess of $100,000 and each maintenance agreement between Seller and any of its customers;

     (4)  any agreement concerning a partnership or joint venture;

     (5) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $10,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

     (6) any agreement concerning confidentiality (excluding those confidentiality agreements relating to the sale of the Business), noncompetition or any other restriction on conducting any business activities;

     (7)  any Benefit Plan;

     (8)  any collective bargaining agreement;

     (9) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

     (10) any agreement for the incurrence of any capital expenditure involving amounts in excess of $10,000;

     (11) any agreement relating to the acquisition or disposition of a material amount of assets or any business (by way of merger, consolidation, purchase or otherwise);

     (12) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

     (13) any agreement under which the consequences of a default or termination could have a Seller Material Adverse Effect; or

     (14) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000 or that is material to the Business.

          Seller has delivered to Purchaser a correct and complete copy of each written agreement listed in Schedule 4.1(g) (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 4.1(g). Except as set forth in Schedule 4.1(g), with respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable against Seller, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable against Seller, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) Seller is not, and to the Seller's knowledge no other party to such agreement is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement. Except as set forth in
Schedule 4.1(g), each of the Acquired Contracts is freely transferable by Seller to Purchaser and no third party consents are required for such transfer.

       (h) Permits. Seller holds all licenses, franchises, permits and authorizations (collectively, "Permits") necessary for the lawful ownership and use of its properties and assets and the conduct of its businesses under and pursuant to every Applicable Law relating to the Seller, the Business or any of its assets, properties or operations. All Permits held by Seller are listed on
Schedule 4.1(h), which also sets forth the name of the Governmental Entity issuing such Permit. Seller has complied with the terms and conditions of each such Permit, and is not in default under any such Permit, and neither Seller nor any of the Seller Parties knows of any outstanding violations of any Permit or has received notice asserting any such violation. All Permits are valid and in good standing and are not subject to any suspension, modification or revocation or proceedings related thereto. Except as set forth in Schedule 4.1(h), each of the Permits is freely transferrable by Seller to Purchaser and no Governmental Entity consents are required for such transfer.

     (i) Inventory. Except as set forth on Schedule 4.1(i), Seller has good and marketable title to all of the Inventory, free and clear of any Liens other than Permitted Liens and free of any consignment or similar arrangement. All of the aircraft engines owned or leased by Selleras of September 30, 1999 are listed on
Schedule 4.1(i). Schedule 4.1(i) accurately describes the extent to which aircraft engines owned or leased by Seller have been serviced in accordance with Pratt & Whitney service bulletins issued prior to September 30, 1999 related to ICAO noise regulations. All items in Inventory (1) are reflected on the Books and Records at their cost at the time of their respective acquisition, (2) have been produced or purchased in the ordinary course of business and (3) if acquired on trade, such items of Inventory are documented as to what they were traded for and were acquired on an "arms-length basis" and recorded on the Books and Records at the then current market value.

     (j) Taxes. Parent and Seller have timely filed, after giving effect to any applicable extensions, all Tax Returns required to be filed with respect to the Acquired Assets or the income or activities of the Business. All Taxes attributable to the Acquired Assets or the income or activities of the Business have been paid, except for Taxes that are not yet due and payable and have been properly accrued as current liabilities or are being properly contested in good faith. No taxing authority is asserting any deficiency, and no Liens for Taxes exist, with respect to the Acquired Assets or the income or activities of the Business. No Acquired Asset is subject to a safe harbor lease under former Section 168(f)(8) of the Internal Revenue Code of 1954.

     (k)  Environmental Matters.  Except as set forth in Schedule 4.1(k):

     (1) Seller has secured and is in compliance with, all Environmental Permits, all of which Environmental Permits are freely transferable under the circumstances of the transactions contemplated hereby, and Seller, with respect to the Business, is in compliance with all Environmental Laws;

     (2) none of the Seller Parties or their respective Affiliates has received any outstanding and unresolved communication from any Governmental Entity that alleges that Seller, with respect to the Business, is not in compliance with any Environmental Laws or Environmental Permits;

     (3) Parent and Seller have provided to Purchaser true and complete copies, or access to, all written environmental assessment materials and reports in their possession identified in Schedule 4.1(k) and provided with respect to the Business and the Acquired Assets;

     (4) in respect of the operations of the Business, to the knowledge of the Seller Parties, none of the Seller Parties is the subject of federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Substance into the environment or any private litigation alleging the need for such remedial action or seeking damages with respect to such a Release;

     (5) there is no past or present event, condition or circumstance that is likely to interfere with the conduct of the Business or that would interfere with compliance with any applicable Environmental Law or constitute a violation thereof at the locations included in the Acquired Assets, except as would not have a Seller Material Adverse Effect;

     (6) there are no Hazardous Substances in any storage or disposal areas or facilities (whether active or inactive) at any of the locations included in the Acquired Assets of the Business, except as set forth in Schedule 4.1(k)(6);

     (7) Seller is not subject to any actual or, to Seller's knowledge, potential proceeding under any Environmental Law with respect to any facility to which Seller has sent any Hazardous Substance off-site for re-use, recycling, reclamation, treatment, storage or disposal;

     (8) except as set forth in Schedule 4.1(k)(8), Seller has not arranged for disposal of any Hazardous Substance in the course of engaging any entity to disassemble, recycle, sort or grade any turbine engine or turbine engine components;

     (9) Seller has filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or Release of a Hazardous Substance into the environment;

     (10) Seller has no contingent liabilities in respect of the Business as conducted at the locations included in the Acquired Assets relating to any Hazardous Substance;

     (11) there are no above ground or underground storage tanks on any location included in the Acquired Assets; and

     (12) Seller has delivered to Purchaser true and complete copies of all reports disclosing the presence of Hazardous Substances or any Environmental Condition on any property included in the Acquired Assets.

      (l) Brokers. There is no investment banker, broker, finder, financial advisor or other intermediary, other than legal counsel, which has been retained by or is authorized to act on behalf of Parent or Seller who might be entitled to any fee or commission from Parent or Seller in connection with the transactions contemplated by this Agreement, except as disclosed in Schedule 4.1(l).

     (m) Noncontravention. Except as set forth on Schedule 4.1(m), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (1) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller Parties is subject or any provision of the charter or bylaws of any of the Seller Parties, or (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which any of the Seller Parties is a party or by which any of the Seller Parties is bound or to which any of their respective assets is subject (or result in the imposition of any security interest upon any of such assets) except for violations, conflicts, breaches or defaults which in the aggregate would not have a Seller Material Adverse Effect. Except as set forth on Schedule 4.1(m) none of the Seller Parties is required to give any notice to, make any filing with, or obtain any authorization, acknowledgment, consent, or approval of any third party, government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (n) Events Subsequent to March 31, 1999. Except as set forth on Schedule 4.1(n), since March 31, 1999 (1) Seller has operated the Business only in the ordinary course of business consistent with past practice; (2) there has been no change in the Business or the financial condition, operations, results of operations or future prospects of the Seller that has had or could reasonably be expected to have a Seller Material Adverse Effect; (3) the Business has not suffered any material damage, destruction or casualty loss (whether covered by insurance or otherwise); and (4) there has not been any loss of any material customer or supplier of the Business.

     (o) Undisclosed Liabilities. Except as set forth on Schedule 4.1(o), Seller has no Liability (and to the Seller's knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (1) Liabilities set forth on the face of the Valuation Date Balance Sheet and (2) Liabilities which have arisen after March 31, 1999 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (p) Legal Compliance. Each of Seller and its predecessors has complied in all material respects with all Applicable Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. There is no unresolved violation, criticism or exception made in writing by any Governmental Entity with respect to any report or statement by any Governmental Entity relating to any examination of Seller.

     (q)  Intellectual Property.

     (1) Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the Business as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by the Purchaser or its Affiliates on identical terms and conditions immediately subsequent to the Closing hereunder, subject, in the case of the Banner-Dallas Logo, to the provisions of Section 5.15 hereof. Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

     (2) Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any Person, and none of Seller's stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

     (3) Schedule 4.1(q)(3) identifies each patent or registration which has been issued to Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Seller and its Affiliates has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.1(q)(3) also identifies each trade name or unregistered trademark used by Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Schedule 4.1(q)(3):

                    (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) Seller has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (4) Schedule 4.1(q)(4) identifies each item of Intellectual Property that any third party owns and that Seller uses pursuant to license, sublicense, agreement, or permission. Seller has delivered to Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 4.1(q)(4):

                    (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Seller Parties, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (H) Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (5) Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Business as presently conducted and as presently proposed to be conducted.

     (6) The Seller Parties have no knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of Seller.

      (r) Tangible Assets. Schedule 4.1(r) lists the tangible personal property included in the Acquired Assets as of the date hereof, excluding Inventory. Each of the items of machinery, Equipment, and other tangible assets, excluding Inventory, included in the Acquired Assets is free from defects, has been maintained in accordance with normal industry practice and regulatory requirements, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used and its use is permitted by Applicable Law.

     (s) Notes and Accounts Receivable. Schedule 4.1(s) sets forth all Accounts Receivable and the aging thereof as of September 30, 1999. Except as set forth on Schedule 4.1(s), all Accounts Receivable are reflected properly on Seller's Books and Records, are valid receivables subject to no claims, refusals to pay, setoffs or counterclaims. Except as set forth on Schedule 4.1(s), as of the date hereof (1) no Account Receivable has been outstanding for more than 120 days from the date of invoice and (2) to Seller's knowledge no account debtor is insolvent or bankrupt.

     (t) Litigation. Except as set forth on Schedule 4.1(t), (1) there are no legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental or regulatory investigations of any nature (each a "Legal Proceeding") that are pending or, to the knowledge of the Seller Parties, threatened against or relating to Seller or any of its properties or assets or the Business or that challenge the validity or propriety of the transactions contemplated by this Agreement; (2) there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Seller or any of its properties or assets or the Business; and (3) the Seller Parties have no reason to believe that any proceeding, claim, suit, action or investigation may be brought or threatened against Seller or any of its properties or assets or the Business. None of the matters disclosed on Schedule 4.1(t), individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect.

     (u) Product Warranty. Each product manufactured, sold, leased, or delivered by Seller has been in conformity with all applicable contractual commitments, regulatory requirements and all express and implied warranties, and Seller has no Liability (and to Seller's knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Valuation Date Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. No product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4.1(u) includes copies of the standard terms and conditions of sale or lease for Seller (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability. Except as set forth on Schedule 4.1(v), Seller has no Liability (and to Seller's knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Seller or Parent.

     (w) Employees. Except as set forth on Schedule 4.1(w), to the Knowledge of the Seller Parties, no executive, key employee, or group of employees has any plans to terminate employment with the Business or will refuse an offer of employment from the Business. Seller is not a party to or bound by any collective bargaining agreement, nor has Seller experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes relating to the Business. Seller has not committed any unfair labor practice. The Seller Parties have no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller. No sex, age, or other discrimination claim or lawsuit has been brought against the Seller and there are no facts or circumstances known to the Seller that could reasonably be expected to give rise to such claims or complaints. To the knowledge of the Seller, there is no litigation pending related to employees or former employees, including leased employees. The Seller has complied in all material respects with all Applicable Laws relating to the employment of labor including, without limitation, those relating to hours, wages, independent contractors, and leased employees working independently or pursuant to a collective bargaining agreement. To the Seller's knowledge, the Seller has no liability with respect to any misclassification of a person as an independent contractor rather than an employee.

     (x)  Employee Benefits.

     (1) Schedule 4.1(x) lists each Benefit Plan that Seller maintains or to which Seller contributes or has any obligation to contribute. With respect to each Benefit Plan required to be identified in Schedule 4.1(x):

                    (A) Each such Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other Applicable Laws.

                    (B) All required reports and descriptions (including, but not limited to, Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each Benefit Plan. The requirements of COBRA have been met with respect to each Benefit Plan which is a Welfare Plan.

                    (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Benefit Plan which is a Pension Plan (including 401(k) plans) and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued in accordance with the past custom and practice of the Seller with respect to each Benefit Plan which is a Welfare Plan.

                    (D) Each Benefit Plan which is a Pension Plan and which is intended to be tax qualified meets the requirements of a "qualified plan" under Code Section 401(a), has received, within the last three years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                    (E) The market value of assets under each Benefit Plan which is a defined benefit Pension Plan (other than any multiemployer plan) equals or exceeds the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to a Pension Plan terminating on the date for determination.

                    (F) The Seller has delivered to Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report (and the Form 5500 Annual Report for the last three (3) years), actuarial valuations, and all related trust agreements, insurance contracts, and other funding agreements which implement each Benefit Plan.

     (2) With respect to each Benefit Plan that Seller and any present ERISA Affiliate maintains or has maintained in the three year period preceding the Closing Date or to which any of them contributes, has contributed in the three year period preceding the Closing Date, or has been required to contribute in the three year period preceding the Closing Date:

                    (A) There have been no prohibited transactions with respect to any Benefit Plan. No fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to any Benefit Plan (other than routine claims for benefits) is pending or threatened. Parent and Seller have no knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

                    (B) There are no "accumulated funding deficiencies" within the meaning of Section 302 of ERISA or Section 412 of the Code.

                    (C) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan.

     (3) Seller does not contribute to, has not contributed to within the last ten years, nor ever has been required to contribute to within the last ten years any multiemployer plan or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under any multiemployer plan. No Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (4) Seller does not maintain nor has maintained or contributed within the last ten years, nor has been required to contribute to within the last ten years any Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B and applicable state laws).

     (5) Except for bonuses of approximately $394,000 in the aggregate referred to in Section 6.1(c) and any vesting by Seller referred to in Section 6.1(d), no benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

     (6) The Seller does not maintain or contribute to (nor has it ever maintained or contributed to within the last ten years) and the Employees do not participate in any Benefit Plan which is a defined benefit Pension Plan.

     (y)  Certain Business Relationships With the Seller. Except as set forth in
Schedule 4.1(y), Seller has not been involved in any business arrangement or relationship with its Affiliates or Parent within the past 12 months, and no Affiliate of Parent or Seller provides any service, or owns any asset, tangible or intangible, which is used in the Business.

     (z) Ownership of Capital Stock; Subsidiaries. The Parent owns beneficially and of record all of the outstanding capital stock of Seller. Except as set forth in Schedule 4.1(z), the Seller does not have any subsidiaries and does not own, directly or indirectly, any equity or other ownership interest in any Person.

     (aa) Regulatory Documents. Since January 1, 1994, Seller has timely filed all material forms, reports, registration statements, schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Entity, including the United States Federal Aviation Administration, and has paid all fees and assessments due and payable in connection therewith.

     (bb) Foreign Corrupt Practices Act. Seller is familiar with the provisions of the US Foreign Corrupt Practices Act including, without limitation, the provisions of U.S.C. 78 dd-2 and that it has not made any payment or transferred anything of value, directly or, to Seller's knowledge, indirectly, including without limitation through its representatives or agents, (1) to any governmental official or employee (including employees of government corporations), (2) to any officer, director, employee or representative of any actual or potential customer of Seller, (3) to any officer, directors or employee of Seller or any of its affiliates, or (4) to any other Person if such payment or transfer would violate the laws of the country in which made or the laws of the United States. It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business.

     (cc) Bank Leases. Schedule 4.1(cc) sets forth all Bank Leases to which the Seller is a party. With respect to each Bank Lease required to be identified in
Schedule 4.1(cc):

     (1) each is in full force and effect and Seller has not made or consented to any amendment, supplement, rider, or waiver thereto and each Bank Lease constitutes the entire understanding between the parties thereto with respect to the leasing of each engine thereunder;

     (2) Seller is not in breach or default under any of the Bank Leases, nor has any event occurred which, with the giving of notice or the mere passage of time (or both), would constitute a default or breach event under any of them;

     (3) Seller has no claims against any of the lessors under any of the Bank Leases;

     (4) Seller has paid in full all rent and other monetary obligations owing under each of the Bank Leases and has maintained the leased property and provided for maintenance reserves as provided in the Agreed Accounting Principles;

     (5)  no prepayments of rent have been made under any of the Bank Leases;

     (6) as of the date hereof, Seller has not exercised any of the purchase options referred to in any of the Bank Leases; and

     (7) there are no liens on any of the engines under any of the Bank Leases other than those expressly permitted by the terms thereof.

     (dd) Year 2000 Plan.   Seller has provided Purchaser with a complete and
accurate copy of its written plan to become Year 2000 Compliant, including current estimates of the anticipated costs associated with implementing all necessary modifications and replacements of software and hardware owned by, used by, or licensed or leased by or to Seller. Assuming the due implementation of the foregoing Year 2000 compliance plans, the year 2000 problem will not result in a Seller Material Adverse Effect. Notwithstanding the foregoing, the Seller does not make any representation with respect to the effect on the Seller of any failure by any third party to become Year 2000 Compliant. The Seller has sent questionnaires to all third parties which it does any material amount of business with and has provided copies of the responses received to Purchaser.

      (ee) Customer Lease Agreements. Schedule 4.1(ee) sets forth all Customer Leases to which the Seller is a party. Except as set forth in Schedule 4.1(ee), with respect to each Customer Lease required to be identified in Schedule 4.1(ee):

     (1) each is in full force and effect and Seller has not made or consented to any amendment, supplement, rider, or waiver thereto, and each Customer Lease constitutes the entire understanding between the parties thereto with respect to the leasing of each engine thereunder;

     (2) no breach or default under any of the Customer Leases has occurred, nor to Seller's knowledge has any event occurred which, with the giving of notice or the mere passage of time (or both), would constitute a default or breach event under any of them;

     (3) none of the parties named as a "lessee" under any of the Customer Leases has asserted any claims against the Seller under any of the Customer Leases including without limitation with respect to such lessee's obligation to maintain the leased property;

     (4) Seller has received in full all rent and other monetary obligations owing under each of the Customer Leases;

     (5) except for deposits in the ordinary course of business, no prepayments of rent have been made under any of the Customer Leases;

     (6) to Seller's knowledge, none of the property leased under the Customer Leases has been subleased by the customer to any other party or made subject to any bailment;

     (7) to Seller's knowledge all engines leased under a Customer Lease have been maintianed in accordance with the terms and conditions of each respective Customer Lease and there are no claims by creditors of lessees seeking to attach or foreclose on any property leased under the Customer Leases;

     (8) Seller has filed UCC-1 financing statements naming itself as secured party with respect to all property leased under the Customer Leases;

     (9) none of the Customer Leases contains any right in favor of any lessee thereunder to purchase any of the engines leased; and

     (10) there are no liens on any of the engines under any of the Customer Leases other than those expressly permitted by the terms thereof.

      Section  4.2.    Representations and Warranties of  Purchaser.   Purchaser
represents and warrants to Parent and Seller as follows:

      (a) Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Purchaser has the requisite corporate power and authority to carry on its business as presently being conducted.

     (b) Authority. Purchaser has all corporate power and authority to execute and deliver this Agreement and the other agreements, instruments and certificates to be executed and delivered pursuant hereto and to consummate the transactions contemplated hereby and thereby (all such other agreements, instruments and certificates being hereafter collectively referred to as the "Purchaser Documents"). The execution and delivery of this Agreement and each of the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and on or prior to the Closing each of the Purchaser Documents will be, duly and validly executed and delivered by the Purchaser, and this Agreement constitutes, and each of the Purchaser Documents when so executed and delivered will constitute, assuming the due authorization, execution and delivery thereof by the Seller Parties party thereto, the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, or (ii) is subject to general principles of equity.

     (c) Noncontravention. Except as set forth on Schedule 4.2(c), to Purchaser's knowledge neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (1) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Purchaser is subject or any provision of the charter or bylaws of the Purchaser, or (2) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of their respective assets is subject (or result in the imposition of any security interest upon any of such assets), except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not have a Purchaser Material Adverse Effect. Except as set forth in Schedule 4.2(c)(3), Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, acknowledgment, consent, or approval of any third party, government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (d) Litigation. Except as set forth on Schedule 4.2(d), there are no Legal Proceedings pending or, to the knowledge of Purchaser, threatened against the Purchaser with respect to which there is a reasonable likelihood of a determination which would have a Purchaser Material Adverse Effect.

      (e) Brokers. There is no investment banker, broker, finder, financial advisor or other intermediary, other than legal counsel, which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Purchaser in connection with the transactions contemplated by this Agreement, except as disclosed in Schedule 4.2(e).

      (f) Adequate Funds. Purchaser has sufficient internally generated funds and/or committed funding to pay the Purchase Price.

                                    ARTICLE V
                                    COVENANTS

     Section 5.1. Conduct of Business. During the period from the date hereof to the Closing Date, except as expressly provided in this Agreement or as Purchaser shall otherwise consent in writing prior to the occurrence of the act or event to which the consent relates, Fairchild and Parent shall cause Seller to, and Seller shall, conduct the Business in the ordinary course of business consistent with past practices, including with respect to leasing, acquiring and selling engines and parts, and capital expenditures relating to the Business, and use its commercially reasonable efforts to preserve intact the business, organization and reputation of the Business, keep available the services of its employees, and preserve the Business's relationships with suppliers, customers and others having business dealings with the Business. Notwithstanding anything in the foregoing sentence to the contrary, during the period from the date hereof to the Closing Date, (i) Seller shall manage the net assets of the Business in such a way as it deems reasonably prudent to cause the Final Closing Date Net Asset Value not to exceed $62,500,000 and (ii) except as otherwise expressly contemplated by this Agreement or as Purchaser shall otherwise consent in writing prior to the occurrence of the act or event to which the consent relates, Fairchild and Parent shall cause Seller to, and Seller shall:

      (a) not sell, lease, license or otherwise dispose of any of the Acquired Assets except pursuant to existing Contracts, or in the ordinary course of business consistent with past practice or grant or suffer or agree to grant or suffer, any lien on any of its assets other than Permitted Liens;

     (b) other than as required by the terms of any existing Contract or as set forth in Schedule 5.1(b), not (1) enter into any employment, deferred compensation, severance, retirement or other similar agreement with any employee of the Business (or any amendment to any such existing agreement), (2) grant any severance or termination pay to any such employee, (3) make any change in compensation or other benefits (other than changes in respect of non-management employees made in the ordinary course of business consistent with past practice) payable to any such employee pursuant to any severance or retirement plans or policies, or (4) transfer any employee of the Business out of or transfer any employee into, the Business (other than the hiring and firing of non-management employees in the ordinary course of business consistent with past practice upon prompt written notice to Purchaser);

      (c) not make any Tax election or settle any claim relating to Taxes, in each case with respect to the Business;

     (d) not merge with or into or consolidate with, or agree to merge with or into or consolidate with, any other Person;

     (e) not waive, or agree to waive, any right or claim either involving more than $10,000 or outside the ordinary course of business and other than for Retained Liabilities;

     (f) except as otherwise contemplated by the Agreed Accounting Principles, not make, or agree to make, any material change in its accounting methods or practices for Tax or accounting purposes or make, or agree to make, any material change in depreciation or amortization policies or rates adopted by it for Tax or accounting purposes, including, without limitation, any change in its methods of revenue recognition, allocation of costs, inventory and cost of sales, or accounting for gross margin, including with respect to leasing and selling parts from purchased engines and bulk lots, unless otherwise required by law or GAAP;

     (g) not materially change, or agree to materially change, any of its business policies or practices that relate to the Business, including, without limitation, sales and marketing, personnel, budget or product development policies;

     (h) except as set forth on Schedule 5.1(h) not make any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000 or outside the ordinary course of business, including, without limitation, any loan or advance to the Seller's Affiliates, officers, directors, employees, consultants, agents or other;

     (i) except as set forth in Schedule 5.1(i) or in amounts less than $25,000 in the aggregate, not incur or assume, or agree to incur or assume, any liability or obligation (whether or not currently due and payable) relating to the Business or any of its assets other than Retained Liabilities;

     (j) enter into, or agree to enter into, any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of business consistent with past practice; provided that no assets of the Seller will be transferred or assigned to an Affiliate of the Seller, except as set forth on
Schedule 5.1(j) hereto;

     (k) except as set forth on Schedule 5.1(k), not create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any lease or Contract, except in the ordinary course of business consistent with past practice;

     (l) not take any action impairing its rights under any Contract other than in the ordinary course of business consistent with past practice;

     (m) except as set forth on Schedule 5.1(m), not adopt, amend, renew or terminate any employee benefit plan or any other employee program, agreement, arrangement or policy between Seller and one or more of its employees, other than in the ordinary course of business consistent with past practice;

     (n) not commit any act or omission which constitutes a breach or default under any Contract or material license to which it is a party or by which it or any of its properties or assets is bound;

     (o) not enter into any new line of business unrelated to the Business as currently conducted;

     (p) not acquire or agree to acquire in any manner, including by way of merger, consolidation, purchase of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

     (q) not delay or postpone the payment of accounts payable and other Liabilities outside the ordinary course of business;

     (r)  not agree (by contract or otherwise) to do any of the foregoing; and

     (s) continue Seller's ongoing program to separate all servicable items of Inventory from unserviceable items of Inventory.

      Section 5.2. Access to Information. During the period from the date hereof to the Closing Date, Parent and Seller shall provide Purchaser and its employees, accountants, counsel and other representatives reasonable access upon request during normal business hours to the properties, books, Contracts, Tax Returns and records of the Business, and, during such period, shall furnish promptly to Purchaser any information concerning the Business as Purchaser may reasonably request. After the Closing, and for a period of up to seven (7) years from the date thereof, Parent and Seller, on the one hand, and Purchaser, on the other, shall afford the other and its representatives access upon request during normal business hours to all properties, books, Contracts, Tax Returns and records of or relating to the Business in order to allow such other party to comply with its obligations under, or to remedy breaches of representations and warranties set forth in this Agreement.

     Section 5.3. Legal Requirements. Parent, Seller and Purchaser shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it or any of its Affiliates with respect to the transactions contemplated by this Agreement (including the prompt filing of the premerger notification report under the HSR Act or under any comparable foreign laws or regulations and the furnishing of all information required thereunder) and will promptly cooperate with and furnish information to each other and to other parties in connection with any such legal requirements.

     Section 5.4.   Noncompetition.

      (a) During the period commencing on the Closing Date and ending on the fourth anniversary thereof (the "Restriction Period"), neither Parent nor any Affiliate thereof (collectively, the "Restricted Parties") shall, directly or indirectly, engage in any Competitive Business (as defined below); provided, however, that the foregoing restriction shall not apply to any of the following: (1) any Restricted Party may acquire any Person or business that engages in a Competitive Business, provided that (A) such Competitive Business does not constitute more than 10% of the business of the acquired Person or business (based on the sales of the acquired Person or business during the preceding four (4) full calendar quarters), (B) the Restricted Party divests that portion of the acquired Person or business that engages in the Competitive Business within six (6) months after the acquisition thereof and (C) the Restricted Party operates such Competitive Business consistent with the past practice of such Competitive Business during the six (6) months prior to divestiture in accordance with (B) above, and (2) any Restricted Party may own 10% or less of the issued and outstanding capital stock of any Competitive Business, for investment purposes only, provided that the securities owned are listed on a U.S. or foreign national securities exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market. As used herein, "Competitive Business" means the following: (i) buying, selling and leasing Large Aircraft Engines; (ii) buying, selling and brokering new and used aircraft engine parts relating to Large Aircraft Engines (other than (A) fasteners, (B) latches, (C) fluid fittings, (D) precision machined parts presently or in the future manufactured by any Restricted Party not to exceed $10 million in revenue annually and (E) consumables and expendables); (iii) providing aircraft engine repair management services relating to Large Aircraft Engines; and (iv) contracting as engine overhaul providers for Large Aircraft Engines. As used herein, "Large Aircraft Engines" means (A) aircraft engines capable of generating 14,000 or more pounds of thrust including, without limitation, all of the following engine types: Pratt & Whitney JT3 (notwithstanding its lower thrust capability but only as used on McDonnell Douglas DC-8 or Boeing 707 airplanes), JT8 and JT9 (all models); CFM56 (all models) and General Electric CF6 (all models) as well as (B) airplane engines that are not capable of generating more than 14,000 pounds of thrust but that are primarily designed for airplanes that carry more than 100 passengers.

     (b) During the period commencing on the Closing Date and (1) ending on the fourth anniversary of the Closing Date (the "Key Employee Restricition Period"), no Restricted Party shall, directly or indirectly, employ or solicit for employment any Employee listed on Schedule 5.4 (b)(1) and (2) ending on the second anniversary of the Closing Date (the "Employment Restriction Period"), no Restricted Party shall, directly or indirectly, employ or solicit for employment any other Employee, other than non-management Employees performing only clerical or administrative duties (the employees listed on Schedule 5.4 (b)(1) and such other employees for whom restricitions apply hereinafter are referred to collectively as the "Protected Parties"); provided, however, that the foregoing employment restrictions shall not apply to the soliciatation or employment of
(i) any Employees who are not identified as Protected Parties, or (ii) any Employees whose employment is terminated by the Purchaser after the Closing Date without cause.

     (c) If any provision of this Section 5.4 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration or area of such provision, or delete specific words or phrases, and, in its reduced form, such provision shall be enforceable and enforced.

      (d) The parties acknowledge and agree that a breach of this Section 5.4 will cause irreparable damage to the Protected Parties, and that, upon such breach, the Protected Parties shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which the Protected Parties may have.

    Section 5.5. Consents. If any Acquired Contract or Permit is by its terms not assignable, or is not assignable without the consent of any party thereto, or is by its terms terminable or cancelable upon assignment, Parent shall cause Seller to, and Seller shall use reasonable best efforts to obtain the consent or approval of any required party to effect such assignment. If such consent or approval cannot be obtained, this Agreement shall not constitute an agreement to effect such assignment. Except for the consents or approvals to assignment identified with an "" in Schedule 4.1(g) (the "Required Consents"), if Parent and Seller are unable to obtain the consent or approval to the assignment of any Acquired Contract or Permit prior to the Closing, then the Closing shall nevertheless take place and, thereafter, Parent shall, upon request of Purchaser, use its reasonable best efforts to provide Purchaser with the benefits and burdens of any such Acquired Contract or Permit that would have accrued to and would have been the obligation of Purchaser if, after the Closing, such consent or approval had been obtained, and for such purpose, but without limitation, Parent and Seller, on the one hand, and Purchaser, on the other, shall execute and deliver to the other, reasonably promptly after any such request, such documents or instruments as the other or the other's counsel may reasonably request as necessary for such purpose.

     Section 5.6. Notices of Certain Events. Each party hereto shall promptly notify the other parties of:

      (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

      (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

      (c)   any  actions, suits, claims, investigations or proceedings commenced
or,   to  its  knowledge,  threatened,  relating  to  the  consummation  of  the transactions contemplated by this Agreement.

     Section 5.7.   Tax Matters.

     (a) All Transfer Taxes imposed on account of or resulting from the sale of the Acquired Assets to the Purchaser, including all sales and other similar transfer Taxes and all filing or recording fees, shall be shared equally by Purchaser and Seller, except for any documentary stamp tax imposed by the State of Florida, which shall be paid by Seller.

     (b) Purchaser shall retain the Books and Records for a period of seven (7) years following the Closing Date and shall not dispose of any material Books and Records thereafter, except in accordance with Purchaser's policies governing record retention and destruction of records and after giving thirty (30) days' notice to Parent and Seller. Purchaser shall provide Parent or Seller with copies of any Books and Records as Parent or Seller may reasonably request, at the cost and expense of Parent or Seller, reasonably promptly after any such request. Purchaser and Parent shall, and shall cause their respective Affiliates to, cooperate in the preparation of Tax Returns and in the conduct of audits and examinations, which cooperation shall include making relevant books and records reasonably available and providing reasonable access to necessary personnel.

     (c) Purchaser shall be responsible for and shall pay any and all Taxes arising or resulting from the conduct of the Business or the ownership of the Acquired Assets after the Closing Date (excluding, without limitation, the sale of the Business and the Acquired Assets on the Closing Date pursuant to this Agreement). If, prior to the Closing, the Seller has paid any Tax relating to any Acquired Asset for any taxable period that includes (but does not end on) the Closing Date, Purchaser shall reimburse the Seller for such payment on a pro rata basis determined by the number of days in such taxable period beginning on and after the Closing Date divided by the total number of days in such taxable period. If, after the Closing, the Purchaser pays any Tax relating to any
Acquired Asset for any taxable period that includes (but does not end on) the Closing Date, the Seller and Parent shall jointly and severally reimburse the Purchaser for such payment on a pro rata basis determined by the number of days in such taxable period prior to (but not including) the Closing Date divided by the total number of days in such taxable period.

      (d) Purchaser, Parent and Seller intend that the Purchaser's acquisition of the Business and Acquired Assets from the Seller pursuant to this Agreement shall be a taxable transaction, and each of the parties agrees to treat such acquisition in such manner for all Tax purposes, including without limitation for all purposes on any federal or state income or franchise Tax Return filed by any party after the Closing Date. Parent, Seller and Purchaser mutually agree to the allocation of the Purchase Price among the Acquired Assets in accordance with Code Section 1060. In the event of an adjustment to the Purchase Price as provided in Section 2.3 of this Agreement, any such adjustment due to a change in a particular class of Acquired Assets shall be allocated on a dollar for dollar basis to the applicable class. The parties shall mutually agree to the allocation of such adjustment within sixty (60) days after the determination of such adjusted Purchase Price. Each of the parties agree to report this transaction for tax purposes in accordance with such allocation of the Purchase Price or the adjusted Purchase Price, including without limitation for all purposes on any federal or state income or franchise Tax Return filed by any party after the Closing Date.

      Section 5.8. Insurance. During the period from the date hereof to the Closing Date, Parent shall cause Seller to, and Seller shall, maintain insurance policies with respect to the Acquired Assets, the Business and its employees at presently existing levels and shall pay any premiums due.

      Section 5.9. Financial Information. After the Closing, upon reasonable written notice, each of Parent and Seller, on the one hand, and Purchaser, on the other, shall furnish, and cause their respective accountants, counsel and other representatives to furnish, to the other party and such other party's respective accountants, counsel and other representatives access, during normal business hours, to such information (including records pertinent to the Business and the Retained Accounts Receivable) and assistance relating to the Business and the transactions contemplated hereby as is reasonably necessary for financial reporting and accounting matters and the preparation and filing of any reports or forms (including filings with the Securities and Exchange Commission).

      Section 5.10. Bulk Transfer Laws. Purchaser hereby waives, to the extent applicable, compliance by Parent and Seller with the provisions of any so-called "bulk transfer law" or similar law of any jurisdiction in connection with the sale of the Acquired Assets by Seller to Purchaser. Parent and Seller shall jointly and severally indemnify and hold harmless Purchaser against any and all liabilities (other than Assumed Liabilities) that may be asserted by third parties against Purchaser as a result of noncompliance with any such bulk transfer law or other Applicable Law.

      Section 5.11. Further Assurances and Cooperation After the Closing; Certain Termination Costs.

      (a) From and after the Closing, each party shall, at its own cost and expense, unless such costs and expenses have otherwise specifically been allocated pursuant to this Agreement, use commercially reasonable efforts to effect the transfer of the Acquired Assets from Seller to Purchaser, and shall promptly execute and deliver any Conveyance Documents that any party or its counsel may reasonably request in connection therewith.

      (b) In the event that, at any time after the Closing, any party becomes aware that any Acquired Assets were inadvertently not transferred by Seller to Purchaser at the Closing, such party shall promptly notify the other parties to that effect, and all parties shall reasonably cooperate to transfer such Acquired Assets from Seller to Purchaser. In the event that, at any time after the Closing, any party becomes aware that any Excluded Assets were inadvertently transferred by Seller to Purchaser at the Closing, such party shall promptly notify the other parties to that effect, and all parties shall reasonably cooperate to transfer such Excluded Assets from Purchaser to Parent or any designees thereof. Purchaser shall promptly transfer to Seller any amounts received by Purchaser after the Closing in respect of the Retained Accounts Receivable and Seller shall promptly transfer to Purchaser any amounts received by Seller after the Closing in respect of the Accounts Receivable.

     (c) Seller shall not seek to attach any property leased under any Customer Lease in connection with the collection of any accounts receivable retained by Seller related to the Business.

     (d) Purchaser shall use its reasonable best efforts to collect the Accounts Receivable and will consult with Seller with respect to any claims, refusals to pay, setoffs or counterclaims relating to any Accounts Receivable.

     (e) Purchaser shall promptly reimburse Seller for fifty percent (50%) of the costs arising from the termination of the agreements listed on Schedule 4.1(g) between Seller and sales representatives, brokers and consultants that are not assigned to Purchaser hereunder.

     Section 5.12. Public Announcements. Prior to the Closing Date, Parent and Purchaser agree to consult with each other before any party hereto or any of their respective Affiliates issues any press release or makes any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue, or permit to be issued, any such press release or make, or permit to be made, any such public statement prior to such consultation. After the Closing Date, Purchaser and the Seller Parties may issue any press release or make any other public statement related to this Agreement or the transactions contemplated hereby and make any filing with the Securites Exchange Commission (the "SEC") or other regulatory authority as required by Applicable Law; provided, however, that the Seller Parties shall not issue any press release or make public statements unless approved by Purchaser or required to be issued or filed by SEC rules or the rules of (i) the national securities exchange (x) the Nasdaq National Market, (y) the Nasdaq
SmallCap Market or (z) such other securities market, which at the time constitutes the principal securities market for the Seller's common stock.

      Section 5.13. Efforts of Parties to Close. During the period from the date of this Agreement through the Closing Date, each party hereto shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. During the period from the date of this Agreement and continuing through the Closing, except as required by applicable law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any reasonable action the failure of which to be taken, would, or would reasonably be expected to, (a) result in any of the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in Article VII not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite regulatory approvals.

     Section 5.14 Third Party Proposals. None of the Seller Parties, or any of their respective Affiliates and agents shall directly or indirectly solicit, encourage or facilitate inquiries or proposals, or enter into any definitive agreement, with respect to, or initiate or participate in any negotiations or discussions with any Person concerning, any acquisition or Purchase of all or a substantial portion of the assets of, or of any equity interest in, the Seller or any merger or business combination with the Seller other than as contemplated by this Agreement (each, an "Acquisition Proposal") or furnish any information to any such Person. The Seller, and any of their respective Affiliates and agents shall notify Purchaser within three (3) Business Days if any Acquisition Proposal (including the terms thereof) is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, any of the Seller Parties, or any of their respective Affiliates and agents. The Seller Parties shall, and shall cause their respective Affiliates, officers, directors, employees, representatives and advisors to, immediately cease or cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted prior to the date hereof with respect to any Seller Parties Acquisition Proposal and shall seek to have all materials distributed to such Persons by the Seller Parties, or any of their respective Affiliates or agents returned to the Seller promptly. None of the Seller Parties, or any of their respective Affiliates shall amend, modify, waive or terminate, or otherwise release any Person from, any standstill, confidentiality or similar agreement or arrangement currently in effect. The Seller Parties shall cause their respective officers, directors, agents, advisors and Affiliates to comply with the provisions of this Section 5.14.

     Section 5.15.  Use of Logo.

     (a) Parent and Seller hereby, jointly and severally, grant to Purchaser at no charge hereunder a non-exclusive, non-transferable, non-assignable license, without the right to sublicense, to use, subject to the approval described in paragraph (c) of this Section 5.15, the Banner-Dallas logo (the "Banner-Dallas Logo") to the extent, and only to the extent, that such use is for the purpose of effecting the transition of the Business to Purchaser, which shall include notifying third parties having a contractual or other relationship with the Business, making public announcements of the consummation of the transactions contemplated hereby, including press releases and notices to customers, potential customers, employees, and intermediaries, and regulatory authorities, and as necessary to provide services to customers of the Business. The foregoing license granted to Purchaser shall allow the Purchaser to use any and all boxes, stationery, envelopes, invoices, brochures, business forms, packaging materials and other business supplies imprinted with the Banner-Dallas Logo in connection with the conduct of the Business.

     (b) The license granted hereunder shall terminate six (6) months after the Closing Date or termination of this Agreement, whichever is earlier. After expiration or termination of the license granted hereunder, Purchaser will refrain from further use of the Banner-Dallas Logo or any further direct or indirect reference to it, or any substantially similar mark or symbol.

      Section 5.16. Transitional Administrative Services. Seller Parties shall perform those administrative services necessary to transition the Business from Seller to Purchaser including, but not limited to, services related to the administration of 401(k) plan, payroll, benefits, and any other service that Purchaser may reasonably request and as further set forth on Schedule 5.16 for the consideration set forth on Schedule 5.16. The parties agree to negotiate in good faith a mutually acceptable administrative services agreement (the
"Administrative  Services  Agreement") incorporating  the  terms  set  forth  on
Schedule 5.16 prior to Closing.

                                   ARTICLE VI
                           EMPLOYEES AND BENEFIT PLANS


     Section 6.1.   Employees.

     (a) Purchaser will make offers of employment to all active employees listed on Schedule 6.1(a) (the "Employees"). All expenses relating to the compensation and benefits of the selected Employees who become employees of Purchaser with respect to their employment by Purchaser from and after the Closing Date shall be borne by Purchaser.

      (b)   Upon  completion  of the Benefit Transition Period,  as  defined  in
Schedule 5.16, Purchaser shall provide all Employees hired by Purchaser with the employee benefits set forth on Schedule 6.1(b).

      (c) Seller shall pay all obligations related to the Employment Contracts listed in Schedule 2.1(b)(10) that may result because of the transactions contemplated by this Agreement, including payment of bonuses aggregating approximately $394,000 that are payable in connection with a change in control of the Business. Seller shall also pay all accrued salary, bonus, vacation, sick time and other amounts or benefits due as of the Closing Date to the Employees to be hired by Purchaser.

     (f) Seller shall fully vest all Employees in the Pension Plans as of the Closing Date.

     (e) Seller and Purchaser shall mutually cooperate with Purchaser in order to permit Employees to elect to rollover their respective assets under the "Amended and Restated Banner Aerospace, Inc. Profit Sharing and 401(k) Plan and Trust" into Purchaser's employee benefit plans as described in Schedule 6.1(b).


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

      Section 7.1. Conditions to Each Party's Obligations. The obligation of Parent, Seller and Purchaser to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction or waiver thereby prior to the Closing of each of the following conditions:

      (a) HSR and Other Approvals. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or filed or shall have occurred.

      (b) No Injunctions or Restraints. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition which is in effect on the Closing Date and prohibits the consummation of the transactions contemplated by this Agreement.

      Section 7.2. Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction or waiver thereby prior to the Closing of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Seller Parties set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except in the case of representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, and Purchaser shall have received a certificate to such effect from the Seller Parties, signed in each case by an authorized officer thereof.

     (b) Performance of Obligations of Seller Parties. The Seller Parties shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by the Seller Parties under this Agreement prior to the Closing, and Purchaser shall have received a certificate to such effect from the Seller Parties, signed in each case by an authorized officer thereof.

      (c) Conveyance Documents. Parent or Seller shall have delivered to Purchaser such Conveyance Documents as Purchaser deems reasonably necessary and appropriate to vest in Purchaser all of Seller's right, title and interest in and to the Acquired Assets.

     (d) Other Documents. The Seller Parties shall have furnished to Purchaser such other documents relating to the Seller Parties' corporate existence and authority (including copies of resolutions of the respective boards of directors of the Seller Parties), absence of Liens (other than Permitted Liens), and such other matters as Purchaser may reasonably request at least two (2) business days prior to the Closing Date.

      (e) Legal Opinion. Purchaser shall have received the opinion of Cahill Gordon & Reindel, Seller's counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 7.2(e).

     (f) Consents. Seller shall have obtained all of the Required Consents in a form reasonably acceptable to Purchaser and shall have given all notices to, made all filings with, and obtained all authorizations, acknowledgements, consents, and approvals of any third party, government or Governmental Entity specified on Schedule 4.1(m) items (1) and (2).

     (g) No Material Adverse Change. Except as set forth on Schedule 7.2(g), since March 31, 1999, no event shall have occurred which has had or could reasonably be expected to have a Seller Material Adverse Effect.

     (h) Administrative Services Agreement. Parent and Purchaser shall have entered into the Administrative Services Agreement.

     (i) Other Documents. Seller shall have executed and delivered to Purchaser (i) all documents to be delivered at the Closing in accordance with the terms of this Agreement and (ii) such other documents and instruments as Purchaser may reasonably request and which Seller can obtain with reasonable best efforts in order to consummate the transactions contemplated by this Agreement.

      (j) Release of Liens. Seller shall have provided evidence to Purchaser that all Liens to which the Acquired Assets are subject have been released, other than Permitted Liens.

      Section 7.3. Conditions to the Obligations of Parent and Seller. The obligation of Parent and Seller to consummate the transactions contemplated by this Agreement to occur at the Closing shall be subject to the satisfaction or waiver thereby prior to the Closing of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the time of the Closing as though made at and as of such time, except in the case of representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date; and Parent shall have received a certificate to such effect from Purchaser, signed by an authorized officer thereof.

      (b)   Performance  of  Obligations  of Purchaser.   Purchaser  shall  have
performed or complied in all material respects with all obligations and covenants required to be performed or complied with by Purchaser under this Agreement prior to the Closing, and Parent and Seller shall have received a certificate to such effect from Purchaser, signed by an authorized officer thereof.

      (c) Conveyance Documents. Purchaser shall have delivered to Parent and Seller such Conveyance Documents requiring execution and delivery by Purchaser.

      (d) Legal Opinion. Seller shall have received the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., Purchaser's counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit 7.3(d).

      (e) Other Documents. Purchaser shall have furnished to Parent and Seller such other documents relating to Purchaser's corporate existence and authority (including copies of resolutions of Purchaser's board of directors), and such other matters as Parent or Seller may reasonably request at least two (2) business days prior to the Closing Date.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8.1.   Indemnification by Seller Parties.

      (a) Subject to all the terms and conditions of this Article VIII, each of the Seller Parties, jointly and severally, agrees to indemnify, defend and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, employees and agents (the "Purchaser Indemnified Parties") from and against any Loss imposed on, sustained, incurred or suffered by or asserted against any of the Purchaser Indemnified Parties for or on account of or arising from or in connection with or otherwise with respect to any of the following (Collectively, the "Purchaser Indemnified Losses"):

     (1) any inaccuracy in, failure or breach of any representation or warranty by any of the Seller Parties contained in this Agreement (it being agreed that solely for purposes of establishing whether any matter is indemnifiable pursuant to this Article VIII, the accuracy of the representations and warranties of the Seller Parties shall be determined without regard to any qualifications as to knowledge, materiality or Seller Material Adverse Effect) (a "Seller Breach of Representation");

     (2) any breach or nonperformance of any covenant of any of the Seller Parties contained in this Agreement or in any other agreements, instruments or certificates to be executed and delivered pursuant hereto; and

     (3)  any and all Retained Liabilities and Environmental Liabilities.

     (b) The Seller Parties shall not be liable to the Purchaser Indemnified Parties for any Purchaser Indemnified Losses arising from a Seller Breach of Representation, except to the extent that the aggregate amount of all Purchaser Indemnified Losses exceeds a threshold of $800,000 (the "Seller Basket"), at which point the Seller Parties will be obligated to indemnify the Purchaser Indemnified Parties from and against all Purchaser Indemnified Losses in excess of the Seller Basket. In the absence of fraud or willful misconduct on the part of the Seller Parties, the Seller Parties shall not have liability for Purchaser Indemnified Losses arising from a Seller Breach of Representation in excess of the total Purchase Price, as adjusted by the Purchase Price Adjustment (the "Seller Cap"). Notwithstanding the foregoing, the Seller Basket and Seller Cap shall not apply to Losses arising from or related to Taxes, Retained
Liabilities, Bank Leases or indemnification obligations with respect to Environmental Liabilities, as provided in Section 8.1 (c).

      (c) Environmental Indemnity. Seller Parties shall jointly and severally indemnify the Purchaser Indemnified Parties, and hold them harmless from any Loss suffered or incurred by any such Purchaser Indemnified Party arising from or related to the following (collectively, "Environmental Liabilities"):

     (1) any claim by any governmental authority or private party of any violation of any Environmental Law associated with the Acquired Assets or the Business or operations of Seller occurring before the Closing Date;

     (2) any breach of any representation or warranty of Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto relating to environmental matters;

     (3) any claim for personal injury or property damage or any claim asserted under any Environmental Law, arising out of or related to on-site or off-site disposal, recycling or storage of a Hazardous Substance generated before the Closing Date by the Seller or any entity determined to have been under control of Seller for the purposes of determining liability under any Environmental Law;

     (4) any claim for personal injury or property damage or any claim asserted under any Environmental Law, arising out of any transaction involving Seller determined to have constituted an arrangement for disposal of a Hazardous Substance;

     (5) containment, removal, remedy, clean up, response or abatement arising from any Environmental Condition at any property included in the Acquired Assets.

           Seller's obligations pursuant to this Section 8.1(c) shall be enforceable notwithstanding whether any such liability or Environmental Condition was disclosed to Purchaser in this Agreement or otherwise, was known to Purchaser or is the subject of current litigation or proceedings. In the event of a dispute regarding whether an Environmental Condition occurred or was exacerbated by activities of the Company or other persons after the Closing Date, Seller shall have the obligation to demonstrate that any additional cost, liability or expense for the containment, removal, remedy, clean up, response or abatement of the Environmental Condition was the result of activities following the Closing Date.

     Section 8.2.   Indemnification by Purchaser.

           (a) Purchaser hereby agrees to indemnify, defend and hold harmless Parent, Seller and their respective Affiliates and each of their respective officers, directors, employees, and agents (the "Seller Indemnified Parties") against, and agrees to hold them harmless from, any Loss imposed on, sustained, incurred or suffered by or asserted against any of the Seller Indemnified Parties for or on account of or arising from or in connection with or otherwise with respect to any of the following (collectively, the "Seller Indemnified Losses"):

     (1)  any Assumed Liability;

     (2) any inaccuracy in, failure or breach of any representation or warranty by Purchaser contained in this Agreement (it being agreed that for purposes of establishing whether any matter is indemnifiable pursuant to this Article VIII, the accuracy of the representations and warranties of the Purchaser shall be determined without regard to any qualifications as to knowledge, materiality or Purchaser Material Adverse Effect) (a "Purchaser Breach of Representation");

     (3) any breach of any covenant of Purchaser contained in this Agreement or in any other agreements, instruments or certificates to be executed and delivered pursuant hereto; or

     (4) any claims by Employees with respect to their employment by Purchaser after the Closing Date.

     (b) Purchaser shall not be liable to the Seller Indemnified Parties for any Seller Indemnified Losses arising from a Purchaser Breach of Representation, except to the extent that the aggregate amount of all Seller Indemnified Losses exceeds a threshold of $800,000 (the "Purchaser Basket"), at which point the Purchaser shall be obligated to indemnify the Seller Indemnified Parties from and against all Seller Indemnified Losses in excess of the Purchaser Basket. In the absence of fraud or willful misconduct on the part of the Purchaser, the Purchaser shall not have liability for Seller Indemnified Losses arising from a Purchaser Breach of Representation in
excess of the total Purchase  Price,  as adjusted   by   the   Purchase   Price
Adjustment   (the   "Purchaser   Cap"). Notwithstanding the foregoing, the
Purchaser Basket and Purchaser Cap shall  not apply to Assumed Liabilities.

      Section 8.3. Survival of Indemnity. All rights to indemnification hereunder shall (a) expire upon the expiration of the applicable statute of limitations with respect to all indemnification for Taxes; (b) expire upon the expiration of the applicable time limitation set forth in Section 9.2 for indemnification claims related to certain breaches of representations and warranties; and (c) continue indefinitely with respect to indemnification for Retained Liabilities, Assumed Liabilities and Environmental Liabilities. Any matter as to which a claim has been asserted by formal notice pursuant to this
Article VIII and within the time limitation, if any, applicable by reason of this Section 8.3 or Section 9.2 that is pending or unresolved the end of any applicable limitation period under Applicable Law and shall continue to be covered by this Article VIII notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid.

     Section 8.4.   Matters Involving Third Parties.

      (a) An Indemnifying Party will not have any liability under the indemnity provisions of this Article VIII with respect to a particular matter (a "Third Party Claim") which may give rise to a claim for indemnification against any Indemnifying Party under this Article VIII unless a notice setting forth in reasonable detail the breach or other matter which is asserted has been given to the Indemnifying Party, which notice shall be given promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (1) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will assume the defense of the Third Party Claim, (2) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief which could reasonably be expected to have a material adverse effect on Purchaser's conduct of the Business, (3) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (4) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8.4(b) above, (1) the Indemnified Party shall have the right, but not the obligation to, retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (2) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), and (3) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably).

     (d) In the event any of the conditions in Section 8.4 above is or becomes unsatisfied, however, (1) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim; provided, however, that the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld or delayed unreasonably), (2) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (3) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

      (e) The Seller Parties, the Purchaser and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or Third Party Claim and, during normal business hours, shall afford each other access to their respective books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim. Upon entry of any judgment or settlement with respect to a Third Party Claim, the Seller shall, if requested by Parent or Fairchild, sign a release agreement confirming the release of Parent or Fairchild, subject to the terms and conditions of this Agreement, of any rights in or claims made in relation to such Third Party Claims.

     Section 8.5. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including, without limitation, any such remedy arising under Environmental Laws) any party may have with respect to any other party, or the transactions contemplated by this Agreement.

     Section 8.6. Miscellaneous. The procedures set forth in Section 8.4 above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

      Section 8.7 Losses Net of Insurance. If an Indemnified Party receives payment under an insurance policy with respect to a Loss for which such Indemnified Party had previously received full payment from an Indemnifying Party hereunder, and at the time the Indemnified Party receives such insurance payment there is no outstanding claim for indemnification by such Indemnified Party hereunder that has not been fully paid, then the Indemnified Party shall reimburse the Indemnifying Party that paid the Loss an amount equal to the insurance payment received minus any costs incurred to obtain such insurance payment, without interest.

      Section 8.8 Subrogation. In the event an Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VIII, the Indemnifying Party shall, upon payment of such Indemnified Loss in full, be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates; provided, however, that the Indemnifying Party shall only be subrogated to the extent of any amounts paid by it pursuant to this Article VIII in connection therewith.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.1.   Termination.

     (a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing by mutual written consent of Parent, Seller and Purchaser.

     (b) The Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect (which breach is not cured within 15 Business Days after receipt by the Seller of a written notice of such breach from the Purchaser specifying the breach and requesting that it be cured).

     (c) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to Closing in the event Purchaser has breached any representation, warranty or covenant contained in this Agreement in any material respect (which breach is not cured within 15 Business Days after receipt by the Purchaser of a written notice of such breach from the Seller specifying the breach and requesting that it be cured).

      (d) If the Closing does not occur on or before March 31, 2000, this Agreement may be terminated and the transactions contemplated hereby abandoned upon written notice by any party to the other parties, provided that the party seeking termination is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

      (e) If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to this Section 9.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of this Section 9.1, Section 5.12 (relating to public announcements), and Section
9.3 (regarding certain expenses and the Confidentiality Agreement (as hereinafter defined) shall remain in full force and effect. Nothing in this
Section 9.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement.

     Section 9.2.   Survival of Representations and Warranties.

           (a) All of the representations and warranties of the Seller Parties contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter, except for Sections 4.1(b) and the first sentence of 4.1(d) which will continue in full force and effect forever and Section 4.1(j), which shall survive until the expiration of the applicable statute of limitations. All of the representations and warranties of Purchaser contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter, except for
Section 4.2(b), which shall survive forever. The agreements of the Seller Parties and Purchaser contained in this Agreement shall in each case survive the Closing until they are otherwise terminated, whether by their terms or as a matter of applicable law.

     (b) Neither Seller Parties nor Purchaser makes, nor has made, any representation or warranty relating to the transactions contemplated hereby other than those contained in this Agreement and the Schedules and Exhibits attached hereto and the Seller Documents or the Purchaser Documents, as the case may be. Certain information set forth in the Schedules is included solely for identification and informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Seller Parties or Purchaser in this Agreement, nor shall such information be deemed to establish a standard of materiality. Matters disclosed in any section of the Schedules with respect to any representation and warranty of Seller contained herein shall be deemed disclosed with respect to other representations and warranties of Seller to the extent that it is reasonably apparent on the face of such Schedules that the disclosures therein relate to such other representations and warranties.

     Section 9.3. Expenses. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such cost or expense (including, without limitation, the fees and expenses of such party's agents, representatives, counsel and accountants), unless such cost or expense shall have otherwise been specifically allocated pursuant to this Agreement.

      Section 9.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, delivered by express courier (with confirmation), telecopied (with confirmation), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as the parties shall specify by notice):

     If to Parent or Seller:                 Banner Aerospace, Inc.
                                   45025 Aviation Drive, Suite 400
                                   Dulles, Virginia  20166
                                   Attention:  Donald E. Miller
                                   Fax No. (703) 478-5795

     If to Purchaser:                   United Technologies Corporation
                                   Pratt & Whitney Division
                                   400 Main Street
                                   East Hartford, CT  06108
                                   Attention:  Deputy General Counsel
                                   Fax No.  (860) 565-3858

     Section 9.5. Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Purchaser may assign its rights and obligations hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 9.6. Governing Law, Jurisdiction and Service of Process. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to the choice of law provisions thereof. Each party hereto irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the United States federal courts situated in the State of New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement. Each party agrees that service of any process, summons, notice or document by U.S. registered mail to such party's address set forth in Section
9.4 shall be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHTS IT MAY HAVE UNDER THE TEXAS DECEPTIVE TRADE PRACTICES ACT IN CONNECTION WITH THE ENFORCEMENT OF THIS AGREEMENT OR ANY RIGHT OR OBLIGATION HEREUNDER.

      Section 9.7. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT OR THE ENFORCEMENT OF ANY RIGHT OR OBLIGATION HEREUNDER.

       Section 9.8. Miscellaneous. This Agreement (a) along with the Confidentiality Agreement by and between Parent and United Technologies Corporation, dated as of May 5, 1999 (the "Confidentiality Agreement"), constitutes the entire agreement of the parties, and supersedes all prior written and oral agreements and understandings between or among them, with respect to the subject matter hereof, (b) may be amended, modified or waived only by an instrument in writing signed by the party against whom enforcement is sought, (c) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, and the consent of third parties shall not be required for the amendment or termination of this Agreement or any right, interest or obligation hereunder, and (d) may be executed in one or more counterparts, all of which shall be considered one and the same agreement. The parties agree that the Confidentiality Agreement shall terminate at Closing. The table of contents and section headings of this Agreement, and any references thereto, have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without affecting the validity or enforceability of any other term or provision hereof in that or any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted so as to be enforceable.

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first above written.

               THE FAIRCHILD CORPORATION
               By:  Donald E. Miller
                    Executive Vice President

               BANNER AEROSPACE, INC.
               By:  Warren D. Persavich
                    Senior Vice President and Chief Operating Officer


               DALLAS AEROSPACE, INC.
               By:  Warren D. Persavich
                    Vice President


               UNITED TECHNOLOGIES CORPORATION, acting through its PRATT & WHITNEY DIVISION
               By:  Ari Bousbib











                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE
                              Contact: David Wynne-Morgan, 212-308-6700 or Allan Priaulx, WMC Communications, Ltd.
                              T: 212/687-1977  Email: apriaulx@aol.com


The Fairchild Corporation [nyse: fa] Closes Sale of Assets of Dallas Aerospace, Inc.


     Dulles, Virginia  (December 1, 1999) -- The Fairchild Corporation [NYSE:
FA] announced today that it had closed the sale of the assets of its Dallas Aerospace, Inc. subsidiary for approximately $57 million in cash, to United Technologies Corporation [NYSE:UTX ]. Dallas Aerospace sells and leases aircraft engines and parts.

     The Fairchild Corporation, through its Fairchild Fasteners division, is the leading worldwide manufacturer and supplier of precision fastening systems used in the construction and maintenance of commercial and military aircraft. Fairchild Fasteners has manufacturing facilities as well as sales/design customer teams based in the United States, Germany, France, Portugal, Hungary, Australia and the United Kingdom.

     This news release contains forward-looking statements within the meaning of
Section 27-A of the Securities Act of 1933, as amended and Section 21-E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth in the forward-looking statements as a result of the risks associated with the Company's business, changes in general economic conditions, and changes in the assumptions used in making such forward-looking statements.